EXHIBIT 99.1

PRESS RELEASE

For additional information, contact:

Jane Marsh, Chief Financial Officer

Belmont Bancorp.

(740)-699-3140

FOR RELEASE: July 18, 2003

SUBJECT: BELMONT BANCORP. REPORTS SECOND QUARTER 2003 EARNINGS

ST. CLAIRSVILLE, OHIO—Belmont Bancorp. (the “Company”), parent company of Belmont National Bank (the “Bank”), reported net income of $1,360,000, or $0.12 per common share for the three months ended June 30, 2003, compared to $1,732,000, or $0.16 per common share, for the three months ended June 30, 2002. For the first six months of 2003, the Company reported net income of $1,830,000, or $0.16 per common share, versus $3,816,000, or $0.34 per common share, for the first half of 2002. Earnings during 2002 were positively impacted by the distribution of settlement proceeds from the Company’s derivative action during the first and second quarters of 2002. Exclusive of settlement proceeds and related expenses recorded during 2002, the Company would have reported net earnings of $234,000 for the three months ended June 30, 2002 and $395,000 for the six months ended June 30, 2002.

President and CEO Wilbur R. Roat said, “Our diligence in the pursuit of loan loss recoveries continued to reward our Company during the second quarter of 2003. During June 2003, the Bank acquired title to commercial real estate through bankruptcy proceedings involving a former customer. This action resulted in a sizable recovery on a credit relationship previously charged off by the Bank. In combination with other improvements in the Bank’s loan portfolio, this enabled the Company to reduce its allowance for loan loss by $1,350,000 during the second quarter of 2003. Net of the related federal tax effect, this contributed $891,000 to net income.”

Ownership of this property caused nonperforming assets to increase to 1.28% of total assets at June 30, 2003, up from 1.08% of total assets at March 31, 2003. However, in July 2003, the property was sold reducing nonperforming assets by $950,000. Had the sale taken place prior to the end of the quarter, the ratio of nonperforming assets to total assets would have been 0.96% at June 30, 2003. The completion of the sale of the property will also eliminate future legal and collection expenses associated with it.

Mr. Roat said, “We are excited about new happenings at the Company. New products including free checking, Overdraft Privilege, and a cash-back home equity loan were well received by seasoned and new customers. We entered a new market during the second quarter opening BNB Financial, a loan production and investment services office, in McMurray, Pennsylvania staffed to provide commercial and mortgage lending and an array of investment services. This financial services office provides contiguous expansion to our presence in Wheeling, West Virginia in the growing Washington County, Pennsylvania marketplace. These initiatives will contribute positively to the growth of our franchise value.”

Deposit service charges increased 37% to $609,000 for the six months ended June 30, 2003 compared to $445,000 for the same period in 2002, largely the result of new products offered by the Bank during the second quarter.

Strong refinancing activity continued during the second quarter in the mortgage lending business fueled by low interest rates. Mortgage loan sales to the secondary market contributed $156,000 in gains during the second quarter and $293,000 in gains during the first six months of 2003, up from $45,000 for the second quarter and $105,000 for the first six months of 2002. The Company also realized $243,000 in securities gains during the first six months of 2003 compared to securities losses of $94,000 recorded during the comparative period in 2002. Securities gains for the second quarter of 2003 were $75,000 compared to a loss of $31,000 for the second quarter of 2002.

While low interest rates have spurred mortgage lending, many banks have seen net interest margins fall as yields on earning assets decline more quickly than their cost of funds. The Company’s taxable equivalent net interest margin for the second quarter of 2003 was 3.41% compared to 3.45% for the first quarter of 2003 and 3.42% for the fourth quarter of 2002.

Total operating expenses declined to $5.1 million for the first half of 2003 compared to $6.3 million for the first half of 2002. This reduction principally resulted from the elimination of litigation and legal settlement expenses incurred during the first half of 2002.

Total assets at June 30, 2003 were $294.5 million compared to $289.5 million at year-end 2002. Total loans increased to $137.1 million at June 30, up from $130.8 million at December 31, 2002. Total shareholders’ equity increased to $36.7 million at June 30, 2003 compared to $34.8 million at year-end 2002. This increase bolstered the Company’s Tier One Capital leverage ratio to 10.5% at June 30, 2003.

Belmont Bancorp. is a holding company with total assets of $295 million and Belmont National Bank offices in Bellaire, Bridgeport, Cadiz, Lansing, New Philadelphia, St. Clairsville, Schoenbrunn and Shadyside, Ohio, and in the Woodsdale and Elm Grove areas of Wheeling, West Virginia. Belmont Bancorp. stock trades in the SmallCap Market of NASDAQ under the symbol BLMT. The closing price of Belmont Bancorp. stock on July 17, 2003 was $5.00 per share. The book value of the Company’s stock at June 30, 2003 was $3.30, up from $3.13 at December 31, 2002.

Forward-looking Statements

In addition to historic information, this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are statements other than statements of historical fact, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, the Company disclaims any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur. Readers should also carefully review any risk factors described in Company reports filed with the Securities and Exchange Commission.

Belmont Bancorp.

(000s except share and per share amounts)

	June 30, 2003	December 31, 2002
Total assets	$294,522	$289,468
Total loans	137,091	130,759
Allowance for loan losses	3,940	4,287
Nonperforming assets	3,766	3,253
Nonperforming assets as a % of total assets	1.28%	1.12%
Nonperforming assets as a % of allowance for loan losses	95.58%	75.88%
Total deposits	$231,889	$230,243

Capital Ratios
Tier 1 risk-based capital ratio	17.2%	16.2%
Total risk-based capital ratio	18.5%	17.5%
Tier 1 leverage ratio	10.5%	9.7%

For the three months ended June 30	2003	2002
Net income	$1,360	$1,732
Provision for loan losses	(1,350)	—
Basic and diluted earnings per common share	$0.12	$0.16
Weighted average shares outstanding:
Basic	11,108,584	11,101,403
Diluted	11,187,358	11,140,729

For the six months ended June 30
Net income	$1,830	$3,816
Provision for loan losses	(1,350)	—
Basic and diluted earnings per common share	$0.16	$0.34
Weighted average shares outstanding:
Basic	11,108,494	11,102,718
Diluted	11,181,882	11,147,420

The following schedule reconciles net income as reported using accounting principles generally accepted in the United States (GAAP) to net income excluding the effect of non-recurring income and expense (proforma earnings) as reported for the three months ended June 30, 2002 and the six months ended June 30, 2002. There were no differences between GAAP net income and proforma earnings reported for the three months ended June 30, 2003 or the six months ended June 30, 2003.

(In thousands)	Three Months Ended	Six Months Ended
	June 30, 2002	June 30, 2002
Net income as reported, GAAP	$1,732	$3,816
Less: Net income related to legal settlements (1)	1,498	3,421

Proforma net income	$234	$395

Income from legal settlements	$2,378	$6,311
Expenses related to legal settlements:
Legal settlements expense	35	420
Legal fees	79	478
Employee benefit-related charges	(6)	229

Total legal settlement-related expenses	108	1,127
Income before taxes related to legal settlements	2,270	5,184
Income tax expense	772	1,763

Net income related to legal settlements (1)	$1,498	$3,421

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